Exhibit 16.1

November 5, 2018

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549

We have read Item 4.01 of Form 8-K of Sino United Worldwide Consolidated Ltd. dated November 5, 2018, and are in agreement with the statements in Item 4.01 made concerning our firm contained therein.

Very truly yours,

/s/  Paritz & Company, P.A.

Hackensack, New Jersey